Exhibit 21

List of Subsidiaries
The following table shows all direct and indirect subsidiaries of the registrant except (1) subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary, and (2) certain consolidated wholly-owned multiple subsidiaries carrying on the same line of business, as to which certain summary information appears below.

List of Subsidiaries	Jurisdiction of Incorporation or Organization
Amanecer Solar Holding SPA	Chile
Antuko Comercializacion SpA (51%)	Chile
Atwell Island Holdings LLC	United States
Axio Power Holdings, LLC 6 wholly-owned subsidiaries operating in the provision of solar energy services in: U.S. (5 subsidiaries) Canada (1 subsidiary)	United States
EchoFirst Developer Co, LLC	United States
EchoFirst, Inc.	United States
Energy Matters Pty Ltd 6 wholly-owned subsidiaries operating in the provision of solar energy services in Australia	Australia
Enflex Corporation	United States
Enfinity SPV Holdings, LLC 28 wholly-owned subsidiaries operating in the provision of solar energy services in the U.S.	United States
Everstream Solar Infrastructure Fund I	United States
Fotowatio Renewable Ventures, Inc. 23 wholly-owned subsidiaries operating in the provision of solar energy services in the U.S.	United States
Imperial Valley Solar 2, LLC	United States
Inversiones y Servicios SunEdison Chile Limitada 3 wholly-owned subsidiaries and 2 partially-owned subsidiaries (84% owned) operating in the provision of solar energy services in Chile	Chile
MA Operatng Holdings, LLC 4 wholly-owned subsidiaries operating in the provision of solar energy services in the U.S.	United States
MEMC Electronic Materials, S.p.A.	Italy
MEMC Electronic Materials Sales, Sdn. Bhd	Malaysia
MEMC Electronic Materials, Sdn. Bhd.	Malaysia
MEMC Electronic Materials, S.p.A. (56.8%)	Italy
MEMC Ipoh Sdn Bhd. (56.8%)	Malaysia
MEMC Japan Ltd (56.8%)	Japan
MEMC Korea Company (56.8%)	South Korea
MEMC Kuching Sdn Bhd	Malaysia
MEMC Pasadena, Inc.	United States
MEMC Products Korea Co. Ltd. (56.8%)	South Korea
Nautilus Solar Funding IV, LLC 6 wholly-owned subsidiaries operating in the provision of solar energy services in the U.S.	United States
Nautilus Solar I, LLC 3 wholly-owned subsidiaries operating in the provision of solar energy services in the U.S.	United States
Nautilus Solar Power I, LLC	United States
Nautilus Solar Power III, LLC 4 wholly-owned subsidiaries operating in the provision of solar energy services in the U.S.	United States

Exhibit 21

NVT Licenses, LLC	United States
NVT, LLC	United States
Participaciones Choluteca Uno, S.A.	Honduras
San Andrés Holding SPA	Chile
SEGP Renewable Energy Southern Africa (Pty) Ltd (51% owned)	South Africa
SE Solar Trust X	United States
Silver Ridge Power, LLC (50% owned)
87 subsidiaries operating in the provision of solar energy services:
Spain (19 subsidiaries)
United States (14 subsidiaries)
United States (2 subsidiary, 50% owned)
United States (1 subsidiary, 40% owned)
Italy (13 subsidiaries)
Bulgaria (10 subsidiaries)
France (8 subsidiaries)
Netherlands (7 subsidiaries)
Cayman Islands (3 subsidiaries)
Greece (2 subsidiaries)
Greece (1 subsidiary, 30% owned)
India (3 subsidiaries)
Cyprus (2 subsidiaries)
Mauritius (1 subsidiary)
United Kingdom (1 subsidiary)
United States
Solaicx	United States
Sun Edison LLC	United States
SunE ACQ3, LLC 2 wholly-owned subsidiaries operating in the provision of solar energy services in the U.S.	United States
SunE Alamosa 1 Holdings LLC	United States
SunE Alamosa 1 Holdings, LLC	United States
SunE Bearpond Lessor Holdings, LLC	United States
SunE Bearpond Lessor Managing Member, LLC	United States
SunE Dessie Equity Holdings, LLC	United States
SunE Dessie Managing Member, LLC	United States
SunE Graham Lessor Holdings, LLC	United States
SunE Graham Lessor Managing Member, LLC	United States
SunE Green HoldCo Ltd	United Kingdom
SunE Green HoldCo3 Limited 4 wholly-owned subsidiaries operating in the provision of solar energy services in United Kingdom	United Kingdom
SunE Green HoldCo4 Limited 3 wholly-owned subsidiaries operating in the provision of solar energy services in the United Kingdom	United Kingdom
SunE Green Holdco5 Limited 2 wholly-owned subsidiaries operating in the provision of solar energy services in the United Kingdom	United Kingdom

Exhibit 21

SunE Green Holdco6 Limited	United Kingdom
SunE Green HoldCo7 Limited	United Kingdom
SunE Green HoldCo9 Limited 9 wholly-owned subsidiaries operating in the provision of solar energy services in the United Kingdom	United Kingdom
SunE NC Lessee Holdings, LLC 3 wholly-owned subsidiaries operating in the provision of solar energy services in the U.S.	United States
SunE NC Lessee Managing Member, LLC	United States
SunE Orion Dev, LLC	United States
SunE Orion Holdings, LLC	United States
SunE Orion, LLC 2 wholly-owned subsidiaries operating in the provision of solar energy services in the U.S.	United States
SunE Regulus Equity Holdings, LLC	United States
SunE Regulus Holdings, LLC	United States
SunE Regulus Managing Member, LLC	United States
SunE Sky GP First Light Ltd.	Canada
SunE Solar B.V.
Includes 57 wholly-owned subsidiaries operating in the provision of solar energy services in:
Greece (20 subsidiaries)
Italy (3 subsidiaries)
Netherlands (7 subsidiary)
Panama (3 subsidiaries)
Spain (4 subsidiaries)
Belgium (1 subsidiary)
Brazil ( 1 subsidiary)
Chile (1 subsidiary)
France (1 subsidiary)
Germany (1 subsidiary)
Honduras (1 subsidiary)
Israel (1 subsidiary)
Mexico (1 subsidiary)
Taiwan (2 subsidiaries)
Turkey (1 subsidiary)
United Kingdom (2 subsidiaries)
India (1 subsidiary)
Australia (8 subsidiaries)
Bulgaria (1 subsidiary)
Netherlands
SunE Solar Construction # 2 LLC 20 wholly-owned subsidiaries operating in the provision of solar energy services in the U.S.	United States
SunE Solar Construction Holdings, LLC	United States
SunE Solar Construction, LLC 32 wholly-owned subsidiaries operating in the provision of solar energy services in the U.S.	United States
SunE Solar III, LLC 32 wholly-owned subsidiaries operating in the provision of solar energy services in the U.S.	United States

Exhibit 21

SunE Solar X, LLC 2 wholly-owned subsidiaries operating in the provision of solar energy services in the U.S.	United States
SunE Solar XII, LLC 3 wholly-owned subsidiaries operating in the provision of solar energy services in the U.S.	United States
SunE Solar XII, LLC	Puerto Rico
SunE Solar XIII, LLC 5 wholly-owned subsidiaries operating in the provision of solar energy services in the U.S.	United States
SunE Solar XV HoldCo, LLC	United States
SunE Solar XV Lessor Parent, LLC	United States
SunEdison Canada, LLC 22 wholly-owned subsidiaries and 3 partially-owned subsidiaries (50%) operating in the provision of solar energy services in Canada	Canada
SunEdison Canada Yieldco, LLC	Canada
SunEdison Chile Construction Limitada	Chile
SunEdison DG Operating Holdings, LLC	United States
SunEdison Emerging Markets Yield, Inc.	United States
SunEdison Emerging Markets Yield, LLC 40 wholly-owned subsidiaries operating in the provision of solar energy services in: U.S. (24 subsidiaries) Netherlands (15 subsidiaries) Singapore (1 subsidiary)	United States
SunEdison Energy Holding B.V.
18 subsidiaries operating in the provision of solar energy services in:
South Africa (14 subsidiaries)
South Africa (2 subsidiaries, 80% owned)
Philippines (1 subsidiary)
Netherlands (1 subsidiary, 19% owned)
The Netherlands
SunEdison Energy Holdings (Singapore) Pte. Ltd
38 subsidiaries operating in the provision of solar energy services in:
India (11 subsidiaries)
India (1 subsidiary, 49% owned)
Malaysia (20 subsidiaries)
Thailand (4 subsidiaries)
Thailand (1 subsidiary, 49% owned)
Thailand (1 subsidiary, 40% owned)
Singapore
SunEdison Energy India Private Limited (99.99%) 7 subsidiaries operating in the provision of solar energy services in India	India
SunEdison Holdings Corporation 101 wholly-owned subsidiaries operating in the provision of solar energy services in: United Kingdom ( 11 subsidiaries) United States (90 subsidiaries)	United States
SunEdison Holdings II LLC 14 wholly-owned subsidiaries operating in the provision of solar energy services in the U.S.	United States
SunEdison Semiconductor Limited (56.8% owned)	Singapore

Exhibit 21

SunEdison International LLC
18 wholly-owned subsidiaries operating in the provision of solar energy services in:
U.S. (1 subsidiary)
Australia ( 2 subsidiaries)
Korea (2 subsidiaries)
Netherlands (2 subsidiaries)
United Kingdom (8 subsidiaries)
Japan (1 subsidiary)
Puerto Rico (1 subsidiary)
Singapore (1 subsidiary)
United States
SunEdison Italia Construction S.r.l.	Jordan
SunEdison Italia S.r.l. 5 wholly-owned subsidiaries operating in the provision of solar energy services in Italy	Italy
SunEdison LLC 81 wholly-owned subsidiaries operating in the provision of solar energy services in the U.S.	United States
SunEdison Marsh Hill, LLC (72% owned)	Canada
SunEdison NC Utility 2, LLC 5 wholly-owned subsidiaries operating in the provision of solar energy services in the U.S.	United States
SunEdison Power Canada Inc. 10 wholly-owned subsidiaries and 7 partially-owned subsidiaries (85%) operating in the provision of solar energy services in Canada	Canada
SunEdison Products Singapore Pte. Ltd.
10 subsidiaries operating in the provision of solar energy services in:
Taiwan (1 subsidiary, 6.51% owned)
China (2 subsidiaries)
China (1 subsidiary, 49.8% owned)
Korea (1 subsidiary)
Korea (2 subsidiaries, 50% owned)
Malaysia (1 subsidiary)
India (2 subsidiaries, 99.99% owned)
Singapore
SunEdison Semiconductor BV (56.8%)
8 subsidiaries operating in the provision of solar energy services in:
Italy (1 subsidiary)
Korea (1 subsidiary)
Netherlands (1 subsidiary)
U.S (1 subsidiary)
Malysia (2 subsidiaries)
Japan (1 subsidiary)
Taiwan (1 subsidiary)
Netherlands
SunEdison Semiconductor Holding BV (56.8%)	Malaysia
SunEdison Semiconductor Limited (56.8%)	Singapore
SunEdison Solar Holdings 1 Pte. Ltd. (48%) 7 subsidiaries operating in the provision of solar energy services in Malaysia	Malaysia

Exhibit 21

Sunedison Solar Holdings 2 Pte. Ltd. (48%) 3 subsidiaries operating in the provision of solar energy services in Malaysia	Malaysia
Sunedison Solar Holdings 3 Pte. Ltd. (48%) 4 subsidiaries operating in the provision of solar energy services in Malaysia	Malaysia
SunEdison Solar Holdings 4 Pte. Ltd. (48%) 6 subsidiaries operating in the provision of solar energy services in Malaysia	Malaysia
SunEdison Solar Power India Private Limited	India
SunEdison YieldCo Chile HoldCo, LLC	Chile
SunEdison YieldCo Regulus Holdings, LLC 3 wholly-owned subsidiaries operating in the provision of solar energy services in the U.S.	United States
SunEdison, Inc.
10 subsidiaries operating in the provision of solar energy services in:
United Kingdom (3 subsidiaries)
United States (4 subsidiaries)
United States (1 subsidiary, 20% owned)
Germany (1 subsidiary, 50% owned)
Korea (1 subsidiary, 7.66% owned)
United States
SunEdison, LLC	United States
Team Solar, Inc.	United States
TerraForm CD ACQ Holdings, LLC 17 wholly-owned and 6 partially-owned subsidiaries (51%) operating in the provision of solar energy services in the U.S.	United States
TerraForm Hudson Energy Solar, LLC 6 wholly-owned subsidiaries subsidiaries operating in the provision of solar energy services in the U.S.	United States
TerraForm Power Operating, LLC 28 wholly-owned subsidiaries operating in the provision of solar energy services in the U.S.	United States
Terraform Power, LLC 2 wholly-owned subsidiaries operating in the provision of solar energy services in the U.S.	United States
Yieldco SunEY US Holdco, LLC 13 wholly-owned subsidiaries operating in the provision of solar energy services in the U.S.	United States